Item 30. Exhibit (g). ii. a. iii.

___________________________________________________________________________

NOTE: certain information enclosed within brackets
has been excluded from this exhibit because it is
both (i) not material and (ii) would likely cause
competitive harm to the registrant if publicly disclosed.

AMENDMENT to the

SELECTED REINSURANCE AGREEMENTS

in the attached Exhibit

(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

C.M. LIFE INSURANCE COMPANY, and

MML BAY STATE LIFE INSURANCE COMPANY

(the “Ceding Company”)

and

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

(the “Reinsurer”)

Effective January 1, 2025 (“Amendment Effective Date”), the Agreements in Exhibit 1 are hereby amended as follows:

a.	If the Agreements require a specified time to elapse before the Ceding Company may [ ] any Reinsured Policies, then the duration of such specified time shall be [ ] durations. By way of example only, if an Agreement allows [ ] on or after the [ ] Policy duration, then this Amendment would hereby amend such allowance on [ ] to be on or after the [ ] Policy duration.

b.	The Reinsurer’s right to increase reinsurance premium rates contained in each Agreement shall [ ]:

i.	The ratio of reinsurance claims paid by the Reinsurer to the Ceding Company divided by [ ]. For the avoidance of doubt, [ ]%; and

ii.	The ratio of reinsurance claims projected to be paid by the Reinsurer to the Ceding Company divided by [ ]. [ ].

c.	Any increase to premium rates on YRT business ceded by the Ceding Company to the Reinsurer under any Agreement (the “Rate Increase”) shall be [ ].

All terms and conditions of the Agreements not in conflict with the terms and conditions of this Amendment shall continue unchanged.

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both Parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/: Chad Madore	Date:	1/11/2025
Chad Madore
Head of Reinsurance Development & Management

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/: Chad Madore	Date:	1/11/2025
Chad Madore
Head of Reinsurance Development & Management

C.M. LIFE INSURANCE COMPANY

By:	/s/: Chad Madore	Date:	1/11/2025
Chad Madore
Head of Reinsurance Development & Management

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

By:	/s/: Jeff Wright	Date:	1/10/2025
Jeff Wright
Senior Vice President

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

By:	/s/: Suzanne Downey	Date:	1/10/2025
Suzanne Downey
Vice President

Exhibit 1 - Agreements

Hannover Agreement Number	Effective Date of Agreement	Descriptions	Sections to be Changed	TAI Code(s)
[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	GUL/GVUL	[ ]	[ ]
[ ]	4/1/2010	GUL/GVUL NY	Section IV.B and Schedule A	[ ]
[ ]	3/1/2008	COLI/BOLI	Section IV.B	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	12/1/2015	GUL/GVUL	[ ]	[ ]
[ ]	1/1/2023	COLI/BOLI	[ ]	[ ]
[ ]	1/1/2023	Apex VUL and [ ]	Section 7.4 and Section 14.1	[ ]

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